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                                                                  Exhibit - 10.1



                       FORM OF AXCELIS TECHNOLOGIES, INC.
                                 2000 STOCK PLAN


                                    ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

         1.01 PURPOSE. The purpose of the Axcelis Technologies, Inc. 2000 Stock Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants and to act as an incentive in motivating selected employees, directors and consultants of Axcelis Technologies, Inc. and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

         1.02 ADOPTION AND TERM. The Plan has been approved by the Board of Directors of Axcelis Technologies, Inc. and its stockholder to be effective as of the date of the consummation of an initial public offering of the Company's common stock (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date.


                                   ARTICLE II
                                   DEFINITIONS

         For the purposes of this Plan, capitalized terms shall have the following meanings:

         2.01 AWARD means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII and Performance Awards described in Article VIII.

         2.02 AWARD AGREEMENT means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

         2.03 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

         2.04 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the


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rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

         2.05 BOARD means the Board of Directors of the Company.

         2.06 CHANGE IN CONTROL means, and shall be deemed to have occurred upon the occurrence of any one of the following events after Eaton Corporation disposes of substantially all of its interest in the Company:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or
                  (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction

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                  owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


Neither the initial public offering of common stock of the Company nor the disposition by Eaton of all or any portion of its interest in the Company shall be a Change in Control for purposes of this Agreement.

         2.07 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

         2.08 COMPANY means Axcelis Technologies, Inc., a Delaware corporation, and its successors.

         2.09 COMMON STOCK means Common Stock of the Company, par value $0.001 per share.

         2.10 COMPANY VOTING SECURITIES means the combined voting power of all outstanding securities of the Company entitled to vote generally in the election of directors of the Company.

         2.11 DATE OF GRANT means the date designated by the Board as the date as of which it grants an Award, which shall not be earlier than the date on which the Board approves the granting of such Award.

         2.12 DISABILITY means a total and permanent disability such that, due to physical or mental illness, injury or disease, a Participant is unable to perform any services for the Company and its Subsidiaries and, in the opinion of a qualified physician designated by the Board, such disability will be permanent and continuous during the remainder of the Participant's life.

         2.13 EFFECTIVE DATE shall have the meaning given to such term in
Section 1.02.


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         2.14 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         2.15 EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Board in the related Award Agreement as the amount to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

         2.16 FAIR MARKET VALUE means, as of any applicable date, the closing price of a share of the Common Stock on the Nasdaq National Market System ("NMS") or, if not then authorized for trading on the NMS but traded on a nationally recognized exchange, the closing price of a share of the Common on such exchange or, if not then authorized or traded on any nationally recognized exchange, the fair market value of the Common Stock as determined in good faith under procedures established by the Board.

         2.17 INCENTIVE STOCK OPTION means a stock option within the meaning of
Section 422 of the Code.

         2.18 MERGER means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

         2.19 NON-EMPLOYEE DIRECTOR means a member of the Board who is not also a common law employee of Company or of Eaton Corporation. A member of the Board who is an employee of Eaton Corporation shall be deemed a Non-Employee Director upon the earlier to occur of (i) his or her Retirement from Eaton Corporation or
(ii) the date at which Eaton Corporation's ownership of the Common Stock of the Company is less than 20% of all then outstanding shares of Common Stock of the Company. A member of the Board who is a common law employee of the Company shall become a Non-Employee Director as of the date he or she ceases to be an active employee of the Company. For purposes of this Plan, a member of the Board who receives deferred compensation or benefits, whether through a qualified plan or other arrangement, will not be deemed to be an active employee of the Company or Eaton Corporation solely on account of the receipt of such deferred compensation or benefits.

         2.20 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

         2.21 OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

         2.22 PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Section 5.01.

         2.23 PERFORMANCE AWARDS means Awards granted in accordance with Article VIII.

         2.24 PLAN means the Axcelis Technologies, Inc. 2000 Stock Plan as described herein, as the same may be amended from time to time.

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         2.25 PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.01(c).

         2.26 RESTRICTED SHARES means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

         2.27 RETIREMENT means a Participant's voluntary Termination of Employment with the consent of the Board.

         2.28 STOCK APPRECIATION RIGHTS means Awards granted in accordance with
Article VI.

         2.29 SUBSIDIARY means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

         2.30 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, Disability, Retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of Disability, shall be determined in each case by the Board in its sole discretion. In the case of a Member of the Board or consultant who is not an employee of the Company or a Subsidiary, Termination of Employment shall mean voluntary or involuntary termination of Board service or the consulting relationship, as the case may be, for any reason.


                                   ARTICLE III

                                 ADMINISTRATION

         3.01 ADMINISTRATION. The Plan shall be administered by the Board, except (i) awards to Non-Employee Directors under Section 6.01(b) shall be automatic and granted under the terms set forth for Non-Employee Directors under the Plan without power or authority of the Board (or if applicable a committee) to alter or amend the number, terms or conditions of such awards and (ii) awards intended to qualify as exempt from the limitations on deductible compensation imposed by Section 162(m) of the Code shall be granted and administered by a committee appointed by the Board consisting of no fewer than two members of the Board who meet each and all requirements to serve as outside directors within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (the "162(m) Committee"). Except to the extent of matters reserved for the 162(m) Committee, the Board (or its designee, as described below) shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Board (or its designee, as described below) shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Board may, subject to compliance with

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applicable legal requirements, delegate to a person or a committee, none of whom need be members of the Board of the Company, such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. The Board may appoint such person or committee to exercise any of the authority conferred upon the Board hereunder and, if a person or committee is designated to so serve, the term "Board" as used in this Plan shall include such committee. In the event of any such delegation of authority or exercise of authority by a person or committee so designated, references in the Plan to the Board shall be deemed to refer to the delegate of the Board or such committee, as the case may be.


                                   ARTICLE IV

                                     SHARES

         4.01 NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 18,500,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 9.07 and, for the purposes of granting Awards other than Incentive Stock Options, shall be increased annually by the lesser of (i) five (5%) percent of the then number of outstanding shares of Common Stock of the Company, (ii) 5,000,000 shares or (iii) such lesser amount determined by the Board. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

         4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, shares of Common Stock forfeited as provided in Section 7.02(a) and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant may be subject to new Awards under the Plan. Shares of Common Stock subject to Options, or portions thereof, that have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but shares of Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

         4.03 SPECIAL SECTION 368(c) LIMITATION. Notwithstanding any other provision of this Plan to the contrary, no award shall be converted into shares of Common Stock (including, but not limited to, upon exercise of an Option) if the effect of such conversion would cause Eaton Corporation to not be in control of the Company for purposes of Section 368(c) of the Code or prevent Eaton Corporation from filing a consolidated federal income tax return with the Company. Any purported conversion (including, but not limited to, an attempt to exercise an Option) shall be void and without force or effect. The Award purported to be converted into shares of Common Stock shall remain outstanding without any change in rights or obligations or the Participant or the Company. No cash or other form of consideration shall be paid or delivered in connection with any conversion prevented by this limitation. If Eaton disposes of all or substantially all of its interest in the Company, this Section 4.03 shall be without further force or effect.

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                                    ARTICLE V

                                  PARTICIPATION

         Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Board, in its sole discretion, may designate from time to time. The Board's designation of a Participant in any year shall not require the Board to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Board to include such Participant under other portions of the Plan. The Board shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards.


                                   ARTICLE VI

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01 OPTION AWARDS.

         (a) GRANT OF OPTIONS. The Board may grant, to such Participants as the Board may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Board. The terms of any Option granted under the Plan shall be set forth in an Award Agreement. No Participant may be granted an Option to purchase more than 1,250,000 shares of Common Stock in any fiscal year of the Company, except that in his or her initial year of service, a Participant may be granted an Option to purchase up to 1,250,000 shares of Common Stock.

         (b) NON-EMPLOYEE DIRECTOR OPTIONS. As of the date of the initial public offering of the Common Stock of the Company, each person then serving as a Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 24,000 shares of Common Stock. Each calendar year thereafter that a Non-Employee Director is then serving as a Non-Employee Director, he or she will be granted a Non-Qualified Stock Option to purchase 12,000 shares of Common Stock of the Company as of the day in such year that grants of options or other Awards are first considered. Each such option shall be evidenced by a written Award Agreement that shall set forth the following terms:

                  (1) The per share Purchase Price shall be equal to the Fair Market Value of a share of Common Stock on the date of grant;

                  (2) The Option shall expire on the 10th anniversary of the date of grant;

                  (3) The Option shall be fully vested on the 181st day after the date of grant; and

                  (4) The Option shall be exercisable in accordance with Section
6.04 of this Plan but subject to Section 4.03 of this Plan.

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         If a member of the Board of Directors becomes a Non-Employee Director
(including as a result of the operation of the second or third sentences of Section 2.19 of this Plan) on a day other than the day of the initial public offering of the Common Stock of the Company, (i) he or she shall be granted a Non-Qualified Option to purchase up to 24,000 shares of Common Stock as of the date he or she first becomes a Non-Employee Director subject to the terms set forth in (1) through (4) above and (ii) he or she shall be eligible to receive a grant of a Non-Qualified Stock Option as provided above on the day in the subsequent calendar year and each calendar year thereafter on which grants of options or other Awards under this Plan are first considered as long as he or she serves as a Non-Employee Director. Nothing set forth in this section shall prevent the Board from considering Non-Employee Directors for other awards under this Plan and from making any Awards to Non-Employee Directors.

         (c) PURCHASE PRICE OF OPTIONS. Subject to Section 6.01(e) with respect to certain Incentive Stock Options, the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Board; provided, however, that the Purchase Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant.

         (d)) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Board may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.

         (e) SPECIAL INCENTIVE STOCK OPTION RULES. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted the Option price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five (5) years from the Date of Grant.

         (f) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 9.04 shall have no rights as a shareholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder of record of any shares covered by such Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 9.07.

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6.02 STOCK APPRECIATION RIGHTS.

         (a) STOCK APPRECIATION RIGHT AWARDS. The Board is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Options; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Option with respect to the same share, and (iii) an Option and a Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

         (b) EXERCISE PRICE. The Exercise Price established for any Stock Appreciation Right granted under this Plan shall be determined by the Board, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Options. Upon exercise of Stock Appreciation Rights, the number of shares issuable upon exercise under any related Options shall automatically be reduced by the number of shares of Common Stock represented by such Options which are surrendered as a result of the exercise of such Stock Appreciation Rights.

         (c) PAYMENT OF INCREMENTAL VALUE. Any payment that may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Board (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is to be made in Common Stock, the number of shares of Common Stock to be delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the date of exercise . No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would otherwise be issuable, the combination of cash and Common Stock payable to a Participant shall be adjusted as directed by the Board to avoid the issuance of any fractional share.

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6.03 TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

         (a) CONDITIONS ON EXERCISE. In addition to the conditions imposed under
Section 4.03 of this Plan, an Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Board at the time of grant. Without limiting the applicability of Section 4.03, no Option shall be exercisable prior to the date of consummation of a disposition by Eaton Corporation of all or substantially all of its interest in the Company.

         (b) DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

                  (i) Expiration of the Option or Stock Appreciation Right as provided in the related Award Agreement; or

                  (ii) Termination of the Award as provided in Section 6.03(e), following the applicable Participant's Termination of Employment; or

                  (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(e)) Non-Qualified Stock Options may, if so approved by the Board, have a stated term in excess of ten years, but such Options shall in all events be subject to termination in accordance with clauses (i) and
         (ii) above); or

                  (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

         (c) ACCELERATION OF EXERCISE TIME. The Board, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the related Award Agreement.

         (d) EXTENSION OF EXERCISE TIME. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Board, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Sections 6.03(b)(i), (iii) and (iv).

         (e) EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. Unless an Optionee's Award Agreement provides otherwise, the following rules shall govern the treatment of Options and Stock Appreciation Rights upon Termination of Employment:

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                  (i) TERMINATION OF VESTED OPTIONS AND STOCK APPRECIATION
RIGHTS UPON TERMINATION OF EMPLOYMENT.

                           (a) REASONS OTHER THAN DEATH, DISABILITY OR
                  RETIREMENT. In the event of a Participant's voluntary or involuntary Termination of Employment for any reason other than death, Disability or Retirement, the right of the Participant to exercise any Option or Stock Appreciation Right shall terminate on the date of such Termination of Employment, unless the exercise period is extended by the Board in accordance with Section 6.03(d).

                           (b) DEATH, DISABILITY OR RETIREMENT. In the event of
                  a Participant's Termination of Employment by reason of death, Disability or Retirement, the right of the Participant to exercise any Option or Stock Appreciation Right which he or she was entitled to exercise upon Termination of Employment (or which became exercisable pursuant to Section 6.03(e)(ii)) shall, unless the exercise period is extended by the Board in accordance with Section 6.03(d), terminate upon the earlier of
                  (i) the later to occur of (A) first anniversary of the date of such Termination of Employment and (B) the first anniversary of the date of consummation of a public offering of the Common Stock and (ii) the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

                  (ii) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. Subject to Section 6.03(c), to the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment regardless of the reason for such Termination of Employment. Notwithstanding the foregoing, the Board, in its sole discretion and under such terms as it deems appropriate, may permit, for a Participant who terminates employment by reason of Retirement and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, the continued vesting of his or her Options and Stock Appreciation Rights during the period in which that individual continues to render such services.

         6.04 EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement at or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Board may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) shares of Common Stock held by the Participant for at least six months (which may include Restricted Shares, subject to such rules as the Board deems appropriate) or (b) any combination of cash and Common Stock or (c) such other consideration as the Board deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any shares of Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of shares of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Board shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

         6.05 CHANGE IN CONTROL. Unless otherwise provided by the Board in the applicable Award Agreement, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. The provisions of this Section
6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Company Voting Securities.


                                   ARTICLE VII

                                RESTRICTED SHARES

         7.01 RESTRICTED SHARE AWARDS. Subject to Section 4.03 of this Plan, the Board may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Board shall establish. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Board and not inconsistent with this Plan.

                  (a) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Board, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this
         Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in

         Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in
         Section 7.01(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

                  (b) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

                  (c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

                  (d) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Board, or at such earlier time as provided under the provisions of
         Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 9.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

         7.02 TERMS OF RESTRICTED SHARES.

                  (a) FORFEITURE OF RESTRICTED SHARES. Subject to Sections 7.02(b) and 7.03, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Board shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

                  (b) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Board may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Board shall deem appropriate.

                  (c) REPURCHASE RIGHTS. The Board may, but shall not be required to, grant to Participants who promptly inform the Board of their intention to elect federal income taxation under Section 83(b) of the Code, the right to require the Company to repurchase upon their termination of employment for any reason other than cause the shares for which federal income tax treatment under Section 83(b) of the Code was elected. Such repurchase right, if granted, may be exercised by the Participant at any time after his or her termination of employment at a price to be determined by the Board at the date of grant but in no event greater than the fair market value of such shares at the time federal income tax treatment under Section 83(b) of the Code was elected.

         7.03 CHANGE IN CONTROL. Unless otherwise provided by the Board in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates for such shares in accordance with Section 7.01(d).


                                  ARTICLE VIII

                               PERFORMANCE AWARDS

         8.01     PERFORMANCE AWARDS.

                  (a) AWARD PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS. Subject to Section 4.03 of this Plan, the Board may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, any other Awards made under this Plan. The Award Period shall be two or more fiscal or calendar years as determined by the Board. The Board, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

                  (b) PERFORMANCE TARGETS. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Board in its discretion. The performance targets established by the Board may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. The Board, in its discretion, but only under extraordinary circumstances as determined by the Board, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

                  (c) EARNING PERFORMANCE AWARDS. The Board, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

                  (d) PAYMENT OF EARNED PERFORMANCE AWARDS. Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Board. The Board, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

         8.02 TERMS OF PERFORMANCE AWARDS.

                  (a) TERMINATION OF EMPLOYMENT. Unless otherwise provided below or in Section 8.03, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

                  (b) RETIREMENT. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Board, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection
         (d).

                  (c) DEATH OR DISABILITY. If a Participant's Termination of Employment is due to death or to Disability (as determined in the sole and exclusive discretion of the Board) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d).

                  (d) PRO-RATA PAYMENT. The amount of any payment to be made to a Participant whose employment is terminated by Retirement, death or Disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Board in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a

         Participant in accordance with Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.02(d).

                  (e) OTHER EVENTS. Notwithstanding anything to the contrary in this Article VIII, the Board may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, Disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Board shall deem appropriate.

         8.03 CHANGE IN CONTROL. Unless otherwise provided by the Board in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully vested and payable to all Participants and shall be paid to Participants within 30 days after such Change in Control.


                                   ARTICLE IX

              TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

         9.01 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Board have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 9.03 and Section 9.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

         9.02 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Board expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

         9.03 MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Board.

         9.04 LIMITATION ON TRANSFER. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Board may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to such persons, including, but not limited to, immediate family members of the Participant or to trusts or partnerships for such family members, and the Board may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

         9.05 TAXES. The Company shall be entitled, if the Board deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award or with respect to any income recognized upon a disqualifying disposition (i.e. a disposition prior to the expiration of the requisite holding periods) of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board and shall be payable by the Participant in cash at such time as the Board determines; provided, however, that with the approval of the Board, the Participant may elect to meet his or her withholding requirement, in whole or in part, by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due.

         9.06 REDEMPTION OF AWARDS. Upon ten (10) days' prior written notice to a Participant, the Company, by action of the Board, may redeem any Award granted under the Plan, whether or not vested, in the manner described below. In the case of an Option or Stock Appreciation Right, the redemption shall be for an amount in cash or other consideration determined by the Board equal to the excess of (i) the aggregate Fair Market Value of the shares of Common Stock subject to such Option or Stock Appreciation Right over (ii) the aggregate Purchase Price of such Option or Exercise Price of such Stock Appreciation Right. In the case of Restricted Shares and Performance Awards, the redemption shall be for an amount in cash or other consideration determined by the Board equal to the aggregate Fair Market Value of the shares of Common Stock subject to such Award.

         9.07 ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

                  (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Board shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

                  (b) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of any other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award prior to such Merger, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), will either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, provided, however, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 9.07(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

                  (c) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Board may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments shall be determined by the Board in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

         9.08 CERTAIN CONDITIONS ON AWARDS. The Board may cancel any unexpired Awards at any time the Participant is not in compliance with any agreement between the Company and the Participant or any other legal obligation of the Participant relating to non-competition, confidentiality or proprietary interests and failure to comply with such agreements or obligations prior to, or during the twelve (12) months after, any exercise of an Option or Stock Appreciation Right shall result in the rescission of the exercise and the difference between the Fair Market Value on the date of exercise of the subject shares of Common Stock and the Purchase Price or Exercise Price, as the case may be, shall be returned to the Company by the Participant in cash within ten (10) days after notice of the rescission has been given to the Participant by the Company. Such notice may be given at any time within two years of the date of exercise.

         9.09 INITIAL PUBLIC OFFERING. As a condition of participation under this Plan, each Participant shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company's securities and any transactions relating thereto and shall execute and deliver such agreements and documents, including without limitation, a lock-up agreement, as may be requested by the Company or the underwriters. The Participants' obligations under this Section
9.09 shall apply to any shares of Common Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which such Common Stock may be exchanged or into which such Common Stock may be converted.

         9.10 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

         9.11 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

         9.12 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Delaware, except for its principles of conflict of laws, and construed in accordance therewith.

         9.13 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Board.

         9.14 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

         9.15 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

         9.16 AMENDMENT AND TERMINATION.

                  (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award.

                  (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.